UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2016 (October 12, 2016)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Suite 200

Westlake Village CA 91362

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On October 12, 2016 and October 13, 2016, respectively, the board of directors (“Board”) of Inspyr Therapeutics, Inc. (“Company”) appointed Claire M. Thom and Richard E. Buller, M.D. Ph.D to serve on the Company’s Board. It is anticipated that Mrs. Thom and Dr. Buller will serve on the Board’s (i) Audit, (ii) Nominating and Corporate Governance and (iii) Leadership Development and Compensation committees. As compensation for their services on the Board and related committees, Mrs. Thom and Dr. Buller will be entitled to compensation pursuant to the Company’s amended non-executive board compensation policy. Copies of the press releases announcing Mrs. Thom and Dr. Buller’s appointments are attached to this report as Exhibits 99.01 and 99.02, respectively.

Neither Mrs. Thom nor Dr. Buller are parties to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which either was appointed as members of the Board.

In accordance with appointing Mrs. Thom and Dr. Buller, the Board was expanded from four (4) to six (6) members.

Both Mrs. Thom and Dr. Buller also entered into the Company’s standard indemnification agreement for directors and executive officers.

Amendment of Non-Executive Board Compensation Policy

On October 12, 2016, in connection with the appointment of Mrs. Thom and Dr. Buller, the Company’s board of directors, upon the recommendation of the Leadership Development and Compensation Committee, amended the Company’s non-executive Board compensation policy. The terms of the amended policy are as follows:

Inducement/First Year Grant. Upon joining the Board, a director receives an option to purchase 75,000 shares of the Company’s common stock. The option vests on the first year anniversary of the first day of the month after the director’s service on the Board begins, provided the director has continuously provided services to the Company during that time.

Annual Grant. Subject to the shareholder’s rights to elect any individual director, starting on the first year anniversary of service, and each subsequent anniversary thereafter, each eligible director will be granted options to purchase 50,000 shares of common stock or restricted stock units of equivalent value. The annual grants vest quarterly during the grant year provided the director has continuously provided services to the Company during that time.

Committee and Committee Chairperson Grant. Each director will receive options to purchase an additional 5,000 shares of common stock, or restricted stock units of equivalent value, for each committee on which he or she serves. Chairpersons of each committee will receive options to purchase an additional 5,000 share of common stock, or restricted stock units of equivalent value.  The committee grants vest quarterly during the grant year provided the director has continuously provided services to the Company during that time.

Special Committee Grants. From time to time, individual directors may be requested by the Board to provide extraordinary services.  These services may include such items as the negotiation of key contracts, assistance with scientific issues, or such other items as the Board deems necessary and in the best interest of the company and its shareholders.  In such instances, the board shall have the flexibility to issue special committee grants.   The amount of such grants and terms will vary based on the tasks of the special committee.

Exercise Price and Term. All options issued pursuant to the non-executive director compensation policy will have an exercise price equal to the fair market value of our common stock at close of market on the grant date and will have a term of five years.   All restricted stock unit and option grants and issuance of shares are subject to satisfaction of all applicable state and federal securities laws. The determination with regard to whether awards will be made in options or restricted stock units will be at the sole discretion of the director.

Cash Compensation. Each director will also receive cash compensation equal to: (i) an annual cash retainer of $40,000, and (ii) quarterly payments of $1,000 per committee for non-chairperson committee members. In addition, committee chairpersons receive and additional: (a) $10,000 for chairing the audit committee, (b) $5,000 for chairing the leadership development and compensation committee, and (c) $5,000 for chairing the nomination and corporate governance committee.

Expenses. The Company will reimburse directors for all reasonable travel expenses incurred in connection with their attendance at meetings of the Board, in accordance with the Company's expense reimbursement policy as is in effect from time to time. Moreover, certain directors will be reimbursed for expenses related to education or the attendance at industry conferences, including travel, lodging and meals, up to a maximum of $10,000 per calendar year.

Indemnification. The Company shall indemnify all directors to the fullest extent permitted by law if the director was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other as a result of their service on the Board as provided for in the Company's bylaws and standard indemnification agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Item 5.02 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

On October 12, 2016 and October 13, 2016 the Company issued press releases announcing respectively that Mrs. Thom and Dr. Buller had joined the Company’s Board. Copies of the press releases are attached to this report as Exhibits 99.01 and 99.02.

The information contained in this Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto pertaining to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in the exhibits to this Form 8-K relating to this item 7.01 shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Press Release Dated October 12, 2016.

99.02	Press Release Dated October 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2016

Inspyr Therapeutics, Inc.

By:	/s/ Christopher Lowe
Christopher Lowe
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Press Release Dated October 12, 2016.

99.02	Press Release Dated October 13, 2016.